UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Lifeline Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of a press release issued by Lifeline Systems, Inc. (“Lifeline”) regarding certain aspects of its planned merger pursuant to the Agreement and Plan of Merger entered into on January 18, 2006 among Lifeline, Koninklijke Philips Electronics N.V. (“Philips”) and DAP Merger Sub, Inc., an indirect, wholly owned subsidiary of Philips.

Lifeline Systems to Hold Special Meeting of Shareholders on March 21, 2006

Company to Release Fourth-Quarter 2005 Financial Results on February 28, 2006

Live Audio Webcast Scheduled to Begin at 10:00 a.m. ET on March 1

FRAMINGHAM, Mass. – February 15, 2006 – Lifeline Systems, Inc. (NASDAQ: LIFE) today announced that it intends to schedule a special meeting of shareholders for Tuesday, March 21, 2006 for the purpose of approving the previously announced proposed acquisition of the company by Royal Philips Electronics (NYSE: PHG, AEX: PHI). Lifeline shareholders of record as of the close of business on February 17, 2006 will be eligible to vote at the meeting.

Lifeline also announced that it received early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, relating to the proposed acquisition earlier this month, and that the Securities and Exchange Commission’s 10-day period for reviewing the company’s preliminary proxy statement relating to the special meeting of shareholders to approve the proposed acquisition has expired. Closing of the transaction is subject to customary closing conditions including, among other things, the approval of Lifeline’s shareholders.

The company also announced today that it plans to release its fourth-quarter 2005 financial results after the market closes on Tuesday, February 28, and broadcast its quarterly conference call over the Internet at 10:00 a.m. ET on Wednesday, March 1.

The live webcast of Lifeline’s conference call can be accessed on the Investor Relations section of the company’s website, www.lifelinesys.com. The conference call also can be accessed by dialing (888) 349-5690 or (706) 643-3945 (conference ID: 5238904) at least five minutes prior to the call. A replay of the conference call will be available on Lifeline’s website.

About Lifeline Systems, Inc.

Established in 1974, Lifeline Systems is the leading provider of personal response services and emergency call systems in the United States and Canada. The company expects to report that, as of December 31, 2005, it supported approximately 470,000 subscribers from its response centers in Massachusetts, Ontario and Quebec. Lifeline also supplies emergency response equipment and services to owners and developers of independent and assisted living and continuing care retirement communities across North America. To people who live alone or in senior living communities, the company provides reassurance and peace of mind with dedicated, well-trained people, advanced technology and a nationwide support structure designed to achieve service excellence. The company is committed to affording its subscribers and residents the dignity, privacy and respect to which they are entitled. For more information about Lifeline Systems, visit: www.lifelinesys.com.

Important Additional Information Will Be Filed with the SEC

Lifeline plans to file with the Securities and Exchange Commission and mail to its shareholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Lifeline, Philips, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Lifeline through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Lifeline by contacting Investor Relations, Lifeline Systems, Inc., 111 Lawrence Street, Framingham, Massachusetts 01702, (508) 988-1000.

Lifeline and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Lifeline’s directors and executive officers is contained in Lifeline’s Annual Report on Form 10-K for the year ended December 31, 2004, its Current Report on Form 8-K dated February 8, 2005, its proxy statement dated April 5, 2005, and its Current Report on Form 8-K dated August 18, 2005 which are filed with the SEC, and its Current Report on Form 8-K dated January 10, 2006.

As of January 16, 2006, Lifeline’s directors and executive officers and their affiliates beneficially owned approximately 2,531,805 shares, or 16.75%, of Lifeline’s common stock. All outstanding options for Lifeline common stock, whether or not vested, including those held by current directors and executive officers, will be cashed out in the merger based on the $47.75 per share purchase price. In addition, in connection with the execution of the merger agreement, Mr. Feinstein entered into an employment agreement with Philips.

A more complete description of these arrangements will be available in the Proxy Statement when it is filed with the SEC.

Safe Harbor for Forward-Looking Statements

This release also contains certain forward-looking statements with respect to Lifeline and the proposed transaction, the expected timetable for completing the transaction, Lifeline’s financial and operating results and other statements about Lifeline management’s future expectations, beliefs, goals, plans or prospects. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the Lifeline shareholders could vote not to approve the transaction; regulatory approvals might not be obtained; and the other factors described in Lifeline’s Annual Report on Form 10-K for the year ended December 31, 2004 and its most recent quarterly report filed with the SEC. Lifeline disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.